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                                                                   EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-45196) of our report dated July 14, 1999 relating to the financial statements of V/Line Freight Corporation as of June 30, 1998 and for the year then ended, which appear in RailAmerica, Inc.'s Current Report on Form 8-K/A dated July 16, 1999. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Fort Lauderdale, Florida
September 22, 2000